UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2014

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(877) 617-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On July 23, 2014, Cascade Bancorp (“the Company”) announced by press release on July 23, 2014 that Annette G. Elg and Dennis L. Johnson were elected to the Board of Directors of Cascade Bancorp (“the Board”) and Bank of the Cascades. Both Ms. Elg and Mr. Johnson will participate in the Company’s standard director compensation arrangements applicable to directors who are not employees of the Company, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2014, and incorporated herein by reference.

Ms. Elg has served as Senior Více President and Chief Financial Officer of J.R. Simplot Company since August of 2002. Ms. Elg will serve on both the Audit/Enterprise Risk Management Committee and Nominating and Governance Committee.

Mr. Johnson has served as President and Chief Executive Officer of United Heritage Financial Group and United Heritage Life Insurance Company since January, 1999. Mr. Johnson will serve on the Compensation Committee.

There are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which either Ms. Elg or Mr. Johnson has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Additional information about Annette G. Elg and Dennis L. Johnson can be found in the press release attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit 99.1    Press Release dated July 23, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

By:    /s/ Terry E. Zink
Terry E. Zink
President & Chief Executive Officer

Date:    July 25, 2014